UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
March 14, 2006

(Date of Earliest Event Reported: March 10, 2006)

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement .
On March 10, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of El Paso Corporation (“El Paso”) approved (1) new annual base salaries for the executive officers that will be named in El Paso’s definitive Proxy Statement for its 2006 Annual Meeting of Stockholders, which El Paso intends to file within 120 days of the end of its fiscal year; (2) the payment of annual cash incentive bonuses for 2005 performance; (3) the grant of long-term equity awards in the form of restricted stock and stock options; and (4) new target and maximum bonus opportunities for annual cash incentive awards to be paid, if any, in 2007 for 2006 performance. The rationale for each of these actions will be reflected in the Compensation Committee report on Executive Compensation contained in our 2006 and/or 2007 Proxy Statements, as required by applicable regulations.

The following table sets forth information with respect to (i) 2005 annual base salaries and the new annual base salaries that will be effective as of April 1, 2006, (ii) annual cash incentive bonuses that will be paid in April for 2005 performance, (iii) 2006 annual long-term equity awards that will be granted on April 3, 2006, and (iv) 2006 target and maximum bonus opportunities, for each of the following named executive officers.

Name	2005 Base Salary ($)	2006 Base Salary ($)	Annual Cash Incentive Bonus for 2005 Performance ($)	2006 Annual Long-Term Incentive Award		2006 Bonus Opportunity
				Stock Options (#)	Restricted Stock (#)	Target (%)	Maximum (%)
Douglas L. Foshee	$ 950,004	$ 950,004	$ 1,400,000	252,722	125,000	120%	240%
Lisa A. Stewart	$ 520,008	$ 540,816	$ 498,792	60,921	30,132	80%	160%
D. Mark Leland	$ 450,000	$ 495,000	$ 388,125	69,863	34,555	60%	120%
Robert W. Baker	$ 426,408	$ 434,940	$ 294,222	55,890	27,644	60%	120%
Susan B. Ortenstone	$ 343,764	$ 371,268	$ 258,545	19,738	9,763	60%	120%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ John R. Sult
John R. Sult
Senior Vice President and Controller
(Principal Accounting Officer)

Dated: March 14, 2006